UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2023

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on November 4, 2022, Velodyne Lidar, Inc., a Delaware corporation (“Velodyne” or the “Company”), Ouster, Inc., a Delaware corporation (“Ouster”), Oban Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Ouster (“Merger Sub I”), and Oban Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Ouster (“Merger Sub II”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and following the satisfaction or waiver of the conditions specified therein, on February 10, 2023, Merger Sub I merged with and into Velodyne (the “First Merger”), with Velodyne surviving the First Merger as a direct, wholly owned subsidiary of Ouster (the “Surviving Corporation”), and as soon as practicable following the First Merger, the Surviving Corporation merged with and into Merger Sub II, with Merger Sub II surviving as a direct, wholly owned subsidiary of Ouster (the “Surviving Entity” or “Velodyne, LLC”) (the “Second Merger,” and together with the First Merger, the “Mergers”).

At the effective time of the First Merger (the “Effective Time”), (i) each share of common stock, par value $0.0001 per share, of Velodyne (“Velodyne Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that were owned by Velodyne, Ouster, Merger Sub I or Merger Sub II or any wholly owned subsidiary of Velodyne, Ouster, Merger Sub I or Merger Sub II) was converted into the right to receive 0.8204 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of common stock, par value $0.0001 per share, of Ouster (the “Ouster Common Stock,” and such shares the “Velodyne Common Stock Merger Consideration”) and (ii) each share of preferred stock, par value $0.0001 per share, of Velodyne (“Velodyne Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that were owned by Velodyne, Ouster, Merger Sub I or Merger Sub II or any wholly owned subsidiary of Velodyne, Ouster, Merger Sub I or Merger Sub II) was cancelled for no consideration. No fractional shares of Ouster Common Stock were issued in the Mergers, and Velodyne stockholders received cash in lieu of fractional shares as part of the Velodyne Common Stock Merger Consideration, as specified in the Merger Agreement. Each share of Ouster Common Stock issued upon conversion of a share of Velodyne Common Stock, as described in this paragraph, that was subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (“Velodyne Restricted Stock”) is subject to the same substantial risk of forfeiture and has the same terms and conditions, including vesting, as applied to the Velodyne Restricted Stock immediately prior to the Effective Time (“Ouster Restricted Stock”), except that any performance goals applicable to Velodyne Restricted Stock were deemed achieved at the greater of target and actual performance and, as of the Effective Time, the Ouster Restricted Stock issued on conversion of Velodyne Restricted Stock that was originally scheduled to vest based on performance goals became subject solely to the service-based vesting schedule otherwise applicable to the Velodyne Restricted Stock.

The Exchange Ratio resulted in Velodyne equityholders and Ouster equityholders owning approximately 50% and 50%, respectively, of the fully diluted shares of Ouster Common Stock as of the effective date of the Merger Agreement.

Also at the Effective Time, outstanding warrants to purchase shares of Velodyne Common Stock (“Velodyne Warrants”) were assumed by Ouster and converted into warrants to purchase shares of Ouster Common Stock (“Ouster Warrants”) under the same terms and conditions as applied to such Velodyne Warrants as of immediately prior to the Effective Time; however, the Ouster Warrants cover a number of shares of Ouster Common Stock equal to the product of the number of shares of Velodyne Common Stock subject to each such converted Velodyne Warrant and the Exchange Ratio, rounded down to the nearest whole share, and have an exercise price per share equal to the amount obtained by dividing the per share exercise price of each such converted Velodyne Warrant by the Exchange Ratio, rounded up to the nearest whole cent.

At the Effective Time, all outstanding options to acquire shares of Velodyne Common Stock (“Velodyne Options”) held by individuals who are eligible to be included as an “employee” in a registration statement filed on Form S-8 immediately following the Effective Time (“Continuing Service Providers”) were assumed by Ouster and converted into stock options to purchase shares of Ouster Common Stock (“Ouster Options”) with the same terms and conditions as applied to the options immediately prior to the Effective Time; however, each Ouster Option covers a number of shares of Ouster Common Stock equal to the product of the number of shares of Velodyne Common Stock subject to the assumed Velodyne Options and the Exchange Ratio, rounded down to the nearest whole share, and has an exercise price per share equal to the amount obtained by dividing the per-share exercise price of the assumed Velodyne Options by the Exchange Ratio, rounded up to the nearest cent. Each Velodyne Option that was not held by a Continuing Service Provider was terminated immediately prior to the Effective Time for no consideration.

At the Effective Time, all outstanding awards of Velodyne restricted stock units (“Velodyne RSU Awards”) held by Continuing Service Providers were converted into awards of Ouster restricted stock units (“Ouster RSU Awards”) with the same terms and conditions as applied to the Velodyne RSU Awards immediately prior to the Effective Time; however, each Ouster RSU Award covers a number of shares of Ouster Common Stock equal to the product of the number of shares of Velodyne Common Stock subject to the converted Velodyne RSU Award and the Exchange Ratio, rounded down to the nearest whole share. Each Velodyne RSU Award that was not held by a Continuing Service Provider was terminated immediately prior to the Effective Time for no consideration.

All shares of Velodyne Restricted Stock and all Velodyne RSU Awards held by non-employee members of the Velodyne board of directors vested in full and became free of any restrictions, including any risk of forfeiture, as of the Effective Time and were treated as shares of Velodyne Common Stock under the Merger Agreement.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Velodyne or Ouster or to modify or supplement any factual disclosures about Velodyne or Ouster in their public reports filed with the Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of Velodyne and Ouster made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Velodyne and Ouster in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Velodyne’s or Ouster’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On February 10, 2023, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Mergers and that each outstanding share of Velodyne Common Stock had been converted into the right to receive the Velodyne Common Stock Merger Consideration. The Company requested that Nasdaq (i) halt trading of the Velodyne Common Stock on Nasdaq at the end of trading on February 10, 2023, (ii) withdraw the Velodyne Common Stock from listing on Nasdaq and (iii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the Velodyne Common Stock is no longer listed on Nasdaq and to apply for the deregistration of all Velodyne securities under Section 12(b) of the Exchange Act. As a result, the shares of Velodyne Common Stock, which previously traded under the symbol “VLDR,” and the Velodyne Warrants that previously traded under the symbol “VLDRW” will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification on Form 15 with the SEC to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Mergers on February 10, 2023, at the Effective Time, a change in control of the Company occurred and the Company ceased to exist as a separate corporate entity with the Surviving Entity continuing on as a wholly owned subsidiary of Ouster.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As a result of the First Merger, each of Virginia Boulet, Ernie Maddock, Andy Mattes, Kristin Slanina, Ted Tewksbury and Hamid Zarringhalam ceased to be directors of the Company as of the Effective Time, and the directors of Merger Sub I as of immediately prior to the Effective Time became the directors of the Surviving Corporation. As a result of the Second Merger, the managing member of the Surviving Entity is the Person (as defined in the Merger Agreement) who was the managing member of Merger Sub II as of immediately prior to such time as the Second Merger became effective (the “Second Effective Time”).

As a result of the First Merger, each of the Company’s executive officers as of immediately prior to the Effective Time ceased to be officers of the Company, and the officers of Merger Sub I became the officers of the Surviving Corporation. As a result of the Second Merger, the officers of the Surviving Entity are the individuals who were officers of Merger Sub II as of immediately prior to the Second Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in their entirety to be in the form of the certificate of incorporation and bylaws, respectively, of the Surviving Corporation. Copies of the amended and restated certificate of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

As of the Second Effective Time, the certificate of formation and the limited liability company agreement of the Surviving Entity were amended and restated in their entirety to be in the form of the certificate of formation and limited liability company agreement of Merger Sub II in effect as of immediately prior to the Second Effective Time, subject to certain changes as set forth in the Merger Agreement. Copies of the amended and restated certificate of formation and limited liability company agreement are filed as Exhibits 3.3 and 3.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2022, by and among Velodyne Lidar, Inc., Ouster, Inc., Oban Merger Sub, Inc. and Oban Merger Sub II LLC (incorporated herein by reference to Exhibit 2.1 to Velodyne’s Current Report on Form 8-K filed with the SEC on November 7, 2022)

3.1	Amended and Restated Certificate of Incorporation of Velodyne Lidar, Inc.

3.2	Amended and Restated Bylaws of Velodyne Lidar, Inc.

3.3	Amended and Restated Certificate of Formation of Velodyne, LLC

3.4	Amended and Restated Limited Liability Company Agreement of Velodyne, LLC

104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE, LLC, as successor by merger to Velodyne Lidar, Inc.

By:	/s/ Angus Pacala
Name:	Angus Pacala
Title:	President

Date: February 10, 2023